Exhibit 3.1

YRC WORLDWIDE INC.

BYLAWS

(As Amended through December 14, 2006)

ARTICLE I

STOCKHOLDERS

SECTION 1. ANNUAL MEETING

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be on such date and at such location and time of day as the Board of Directors shall each year fix and as stated in the notice of such annual meeting.

SECTION 2. SPECIAL MEETINGS

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Chairman of the Board, Chief Executive Officer or a majority of the Board of Directors and shall be held at the principal office of the company in Overland Park, Kansas on such date, and at such time as they shall fix.

SECTION 3. NOTICE OF MEETING

Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation).

When a meeting is adjourned to another date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than fourteen days after the date of the meeting given in the original notice, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

SECTION 4. QUORUM

At any meeting of the stockholders, the holders of a majority of the outstanding shares (exclusive of treasury stock) of each class of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

SECTION 5. ORGANIZATION

The Chairman of the Board or, in his absence, the Chief Executive Officer, shall call to order any meeting of the stockholder and act as chairman of the meeting and the Secretary or Assistant Secretary shall act as secretary of the meeting. In the absence of the Secretary or Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 6. CONDUCT OF BUSINESS

At an annual meeting of the stockholders, only such business may be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be

(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,

(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or

(c) otherwise properly brought before the meeting by a stockholder.

For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder’s notice must be received by the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting unless it has been properly brought before the meeting. The chairman of the annual meeting shall determine whether business has been properly brought before the meeting in accordance with the provisions of this Section 6. If he should determine that it has not, he shall so declare to the meeting. Any business not properly brought before the meeting shall not be transacted.

SECTION 7. PROXIES AND VOTING

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise required by law or provided in the Certificate of Incorporation or these Bylaws.

All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Subject to the next succeeding sentence and except as required by all applicable laws or as otherwise provided in the Certificate of Incorporation or these Bylaws, at all meetings of the stockholders, all questions shall be determined by a majority of the votes cast at the meeting of the holders of shares entitled to vote thereon. Each director nominee shall be elected to the Board of Directors by the vote of the majority of the votes cast with respect to that director nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the director nominees shall be elected by a plurality of the votes cast. For purposes of this Section 7, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.

If an incumbent director is not elected by a majority of votes cast (unless, pursuant to the immediately preceding paragraph, the director election standard is a plurality), the incumbent director shall promptly offer to tender his or her resignation to the Board of Directors. The Governance Committee shall make a recommendation to the Board of Directors on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board of Directors shall act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. An incumbent director who offers to tender his or her resignation shall not participate in the Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto. An incumbent director who has offered to tender his or her resignation pursuant to this Section 7 shall promptly tender such resignation upon the Board of Directors’ acceptance of such offer.

If a director’s offer to tender his or her resignation is accepted by the Board of Directors pursuant to this Section 7, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of Article II, Section 2 or may decrease the size of the Board of Directors pursuant to Article FIFTH of the Certificate of Incorporation.

SECTION 8. NOTICE OF NOMINATION

Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

Each notice under the above paragraph shall set forth

(i) the name, age, business address and, if known, residence address of each nominee proposed in such notice,

(ii) the principal occupation or employment of each such nominee and

(iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 9. STOCK LIST

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the metropolitan area where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identify of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. DIRECTORS

a. Number and Term of Office

The number of directors shall be nine. Each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

b. Chairman of the Board

The Board of Directors shall elect a member of the Board of Directors as Chairman of the Board of Directors (the “Chairman of the Board” or “Chairman”) at its first meeting after every annual meeting of stockholders. The Chairman of the Board shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office (as Chairman or director) or death except as other required by law.

The Chairman of the Board shall preside over all meetings of the Board of Directors and meetings of the shareholders and shall undertake such other tasks as he and the Board of Directors shall agree. The Chairman may also serve as an officer with respect to any of the offices described in Article IV hereof, however, the Chairman, solely in his capacity as Chairman of the Board, shall not be deemed an officer of the Corporation.

SECTION 2. VACANCIES

If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

SECTION 3. RESIGNATION AND REMOVALS

No person who is concurrently a director and an employee of the Corporation shall be qualified to serve as a director of the Corporation from and after the time of any diminution in such person’s duties or responsibilities as an officer, the time they leave the employ of the Corporation for any reason or their 75th birthday; provided, that if any such person resigns from the Board of Directors upon such event, such person shall thereafter be deemed qualified to serve as a director of the Corporation for so long as such person is otherwise qualified to so serve pursuant to the following sentence. No person shall be qualified to serve as a director of the Corporation on or after the date of the annual meeting of stockholders following:

(a) the director’s 75th birthday;

(b) any fiscal year in which he has failed to attend at least 66% of the meetings of the Board of Directors and any committees of the Board of Directors on which such director serves, when such Board and committee meetings are taken on a collective basis; or

(c) the three month anniversary of any change in his employment (other than a promotion or lateral movement within the same organization); provided that such a person shall be deemed to be qualified to serve as a director if so determined by a majority of the members of the whole Board (excluding the director whose resignation would otherwise be required) if the Board in its judgment determines that such waiver would be in the best interest of the Corporation. A director shall offer the director’s retirement or resignation effective as of the annual meeting of stockholders following any of those events.

Any director may resign his office at any time (or shall offer to tender as provided in Article I, Section 7), such resignation to be made in writing and to take effect from the time of its receipt by the Corporation, unless some future time be fixed in the resignation and in that case from that time. The acceptance of a resignation shall not be required to make it effective. Nothing herein shall be deemed to affect any contractual rights of the Corporation.

A director may be removed for cause only by a majority vote of the stockholders entitled to vote for the election of directors. If the Chairman, pursuant to the preceding sentence, is removed from his office as director, such removal shall also constitute his removal as Chairman of the Board. The Chairman of the Board may be removed as Chairman (but not as director) at any time, with or without cause, by a majority vote of the Board of Directors. “For cause” shall mean only such circumstances as described in the last paragraph of Article FIFTH of the Certificate of Incorporation.

SECTION 4. REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held at such places or places, on such date or date, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

SECTION 5. SPECIAL MEETINGS

Special meetings of the Board of Directors shall be called upon written request of two directors then in office or by the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 6. QUORUM

At any meeting of the Board of Directors, one-third of the total number of the whole board, but not less than two, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting and any action duly taken by Directors at such a meeting shall have the same force and effect as if taken at a meeting duly called and attended in person by the Directors.

SECTION 8. CONDUCT OF BUSINESS

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise required by law or provided in the Certificate of Incorporation or these Bylaws. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 9. POWERS

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

1. To declare dividends from time to time in accordance with law;

2. To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

3. To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

4. To remove any officer of the Corporation with or without cause, and from time to time transfer the powers and duties of any officer to any other person for the time being;

5. To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

6. To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for officers and agents of the Corporation and its subsidiaries as it may determine;

7. To adopt from time to time such insurance, retirement, and other benefit plans for officers and agents of the Corporation and its subsidiaries as it may determine;

8. To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation’s business and affairs; and

9. To adopt from time to time an order of succession designating the officers to perform the duties and exercise the powers of the president in the event of the President’s absence, death, inability or refusal to act.

SECTION 10. COMPENSATION OF DIRECTORS

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

ARTICLE III

COMMITTEES

SECTION 1. COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors, by resolution, may from time to time designate committees of the Board, each of which shall have the respective powers and duties necessary or proper to carry out the purposes for which appointed, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2. CONDUCT OF BUSINESS

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members, which may be by telephone or telegraph, of all meeting; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matter shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV

OFFICERS

SECTION 1. GENERALLY

The officers of the Corporation shall consist of a Chief Executive Officer, a President (who may be, but need not be, the Chief Executive Officer), a Secretary and Treasurer. The Board of Directors may elect such additional officers as it deems necessary, including vice presidents, assistant secretaries and assistant treasurers. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

SECTION 2. CHIEF EXECUTIVE OFFICER

The Chief Executive Officer shall be the senior officer of the Corporation and shall be responsible in general for the supervision and control of all the business and affairs of the Corporation.

SECTION 3. PRESIDENT

If the Board of Directors elects a Chief Executive Officer who is not the President, the President shall act in the place of the Chief Executive Officer in his absence or in the event of his death, inability or refusal to act. He shall perform all duties and have all powers which are delegated to him by the Board of Directors or Chief Executive Officer. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. In the event of the absence, death, inability or refusal to act of the President, the officer designated by the Board of Directors shall perform the duties and exercise the powers of the President.

If the Board of Directors does not elect a Chief Executive Officer, the President shall also perform the duties and exercise the powers of the Chief Executive Officer.

SECTION 4. VICE PRESIDENT

Each vice president shall perform such duties as the Board of Directors shall prescribe.

SECTION 5. TREASURER

The Treasurer shall have charge and custody of all monies and securities of the Corporation, shall in general perform all of the duties commonly incident to the office of Treasurer, and shall perform such other duties as may be assigned him by the Chief Executive Officer, President, or Board of Directors. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

SECTION 6. SECRETARY

The secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He shall have charge of the corporate minute books.

SECTION 7. DELEGATION OF AUTHORITY

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 8. REMOVAL

Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

SECTION 9. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS

SECTION 1. RIGHT TO INDEMNIFICATION

a. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she (or a person for whom he or she is the legal representative) is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that with respect to any agent or employee, to the extent any such expenses, liabilities or losses are covered by insurance, other than insurance maintained by the Corporation, the Corporation shall be required to indemnify and hold harmless such agent or employee only to the extent that such expenses, liabilities or losses are not covered by such insurance. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceedings in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

b. Any person who is or was an agent of the Corporation, and who would be entitled to be indemnified by the Corporation under the circumstances set forth in Section 1(a) but for the fact that such person is not or was not a director, officer or employee of the Corporation, may be indemnified by the Corporation (but shall not be entitled to be indemnified by the Corporation) in a specific case to all or part of the extent set forth in Section 1(a), if the Board of Directors determines that it is in the best interests of the Corporation to grant such indemnity. Authorization for such indemnity and the extent thereof shall be determined by majority vote of a quorum of the Board of Directors.

c. Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that that he or she (or a person for whom he or she is the legal representative) is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Corporation or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the corporation or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, that to the extent any such expenses, liabilities or losses are covered by insurance, other than insurance maintained by the Corporation, the Corporation shall be required to indemnify and hold harmless the employee only to the extent that such expenses, liabilities or losses are not covered by such insurance. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceedings in advance of its final disposition.

SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT

If a claim under Section 1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

SECTION 3. NON-EXCLUSIVITY OF RIGHTS

The rights conferred by Sections 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. INSURANCE

The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 5.

For purposes of this Article, reference to “other enterprise” shall include entities of any kind, including associations, rate bureaus and conferences.

ARTICLE VI

STOCK

SECTION 1. CERTIFICATE OF STOCK

Shares of the stock of the Corporation may be represented by certificates or uncertificated. Owners of shares of the stock of the Corporation shall be recorded in the share register of the Corporation, and ownership of such shares shall be evidenced by a certificate or book-entry notation in the share register of the Corporation. Any certificates representing such shares shall be signed by, or in the name of the Corporation by, the chairman or vice chairman of the Board of Directors, or the president or a vice president, and by the secretary or any assistant secretary, if one be appointed, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be facsimile.

SECTION 2. TRANSFERS OF STOCK

Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or other evidence of such new shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Uncertificated shares shall be transferred in the share register of the Corporation upon the written instruction originated by the appropriate person to transfer the shares.

SECTION 3. TRANSFER AND CHANGE OF ADDRESS

Title to a certificate and to the shares represented thereby can be transferred only:

(1) By delivery of the certificates, endorsed either in blank or to a specific person, by the person appearing in the certificate to be the owner of the shares represented thereby; or

(2) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same of the shares represented thereby, signed by the person appearing by the certificates to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

SECTION 4. CHANGE OF ADDRESS

Stockholders shall be responsible for notifying in writing the secretary, or the transfer agent or registrar as the case may be, if appointed by resolution of the Board, of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation, its shareholders, directors, officers and the transfer agent and/or registrar, if any, of liability, for failure to direct notices, dividends, or other documents or property to an address other than the one appearing in the records of the secretary, or, if appointed, the transfer agent or registrar.

SECTION 5. RECORD DATE

The Board of Directors may fix a record date, which shall not be more than sixty or less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock with respect to any other lawful action.

SECTION 6. LOST, STOLEN OR DESTROYED CERTIFICATES

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 7. REGULATIONS

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

SECTION 8. REGISTERED STOCKHOLDER

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact hereof and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

NOTICES

SECTION 1. NOTICES

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his or her address as the same appears on the books of the Corporation. The time when such notice is dispatched shall be at the time of the giving of the notice.

SECTION 2. WAIVERS

A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholders, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

MISCELLANEOUS

SECTION 1. FACSIMILE SIGNATURES

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2. CORPORATE SEAL

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS

Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying good faith upon the books of accounts or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser with reasonable care.

SECTION 4. FISCAL YEAR

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5. TIME PERIODS

In applying any provisions of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days after an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE IX

AMENDMENTS

SECTION 1. AMENDMENTS

These Bylaws may be amended or repealed, or new bylaws may be adopted

(a) by the affirmative vote of seventy-five percent of the shares issued and outstanding and entitled to vote at any annual or special meeting of stockholders; provided that the notice of such meeting of stockholders whether regular or special, shall specify as one of the purposes thereof the making of such amendment or repeal; or

(b) by the affirmative vote of the majority of the Board of Directors at any regular or special meeting.